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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-4030 and Form S-3 No. 333-31161) pertaining to the Heartport, Inc. 1996 Stock Option Plan and Employee Stock Purchase Plan and the convertible subordinated notes, of our report dated January 26, 1998, with respect to the consolidated financial statements and schedule of Heartport, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

San Jose, California
March 30, 1998